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United States Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of
the Securities Exchange Act of 1934

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DIRECT FOCUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Direct Focus, Inc.:

    Our annual meeting of stockholders will be held at the Phoenix Inn Suites, 12712 S.E. 2nd Circle, Vancouver, Washington 98684 on June 4, 2001, beginning at 10:00 a.m. PDT, for the following purposes:

  1.
  To elect a board of seven directors, each for a one year term;

  2.
  To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

    Only stockholders who held their shares at the close of business on April 6, 2001, the record date, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the annual meeting, at which management will present a review of our operations for the year ended December 31, 2000. Whether or not you plan to attend the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors
/s/ Rod W. Rice Chief Financial Officer and Secretary

Vancouver, Washington
April 13, 2001

DIRECT FOCUS, INC.
1400 NE 136th Avenue
Vancouver, Washington 98684

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2001

General

    Our board of directors is furnishing this proxy statement and the accompanying Annual Report to Stockholders, notice of annual meeting and proxy card in connection with its solicitation of proxies for use at our 2001 Annual Meeting of Stockholders or any adjournment thereof. The annual meeting will be held on June 4, 2001, beginning at 10:00 a.m., Pacific Daylight Savings Time at the following location:

    Phoenix Inn Suites
    12712 S.E. 2nd Circle
    Vancouver, Washington 98684

    We are bearing all expenses associated with this solicitation. Our officers or regular employees, without additional remuneration, may follow this written proxy solicitation with personal solicitation of stockholders in person or by telephone or facsimile transmission. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. We reserve the right to retain an outside proxy solicitation firm, the expense of which we estimate will not exceed $10,000.

    Our board of directors has designated the two persons named on the enclosed proxy card, Brian R. Cook and Rod W. Rice, to serve as proxies in connection with the annual meeting. These proxy materials and the accompanying Annual Report to Stockholders are being mailed on or about April 13, 2001 to our stockholders of record on April 6, 2001.

Revocability of Proxies

    You may revoke any proxy you execute at any time prior to its use at the annual meeting by:

  •
  delivering written notice of revocation to our Secretary;

  •
  delivering an executed proxy bearing a later date to our Secretary; or

  •
  attending the annual meeting and voting in person.

Record Date

    Our board of directors has fixed the close of business on April 6, 2001, as the record date for determining which of our stockholders are entitled to notice of and to vote at the annual meeting. At the close of business on the record date, 23,424,822 shares of our common stock were outstanding and held of record by 79 shareholders.

Voting; Quorum

    Each share of common stock outstanding on the record date is entitled to one vote per share at the annual meeting. Stockholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.

Vote Required to Approve the Proposals

    If a quorum is present at the Annual Meeting, the seven nominees who receive the greatest number of votes cast for the election of directors by the shares present and voting in person or by proxy will be elected as directors.

Effect of Abstentions

    If you abstain from voting, your shares will be deemed present at the annual meeting for purposes of determining whether a quorum is present. Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting will not affect the outcome of the election.

Effect of Broker Non-Votes

    If a broker holds your shares in street name, you should instruct your broker how to vote. If you do not provide voting instructions, the broker will have discretionary voting authority with respect to the election of directors. Broker non-votes are deemed present at the annual meeting for purposes of determining whether a quorum is present. However, broker-non-votes are not counted as votes "for" or "against" the election of directors. Accordingly, broker non-votes will have no effect on the election of directors.

Proxy Procedure

    When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the annual meeting in accordance with the instructions specified in the proxy. If no specific instructions are specified, the shares will be voted FOR the election of the director nominees described below. If other matters properly come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters.

ELECTION OF DIRECTORS
(Proposal 1)

    In accordance with our Amended and Restated Bylaws, our board of directors shall be comprised of no less than five and no more than fifteen directors, with the specific number to be determined by our board of directors. By resolution adopted on May 7, 1999, our board of directors set the number of directors at seven.

Nominees

    At the annual meeting, our stockholders will elect a board of seven directors to serve until the 2002 annual meeting or until their respective successors are elected and qualified. Our board of directors has nominated the individuals listed below to serve on our board. Two directors who served this past year, Messrs. Sharp and Wheeler, are retiring from the Board at the end of their term of office. All nominees other than Frederick T. Hull and James M. Weber currently serve on our board. As of the date of this proxy statement, each nominee has consented to serve as a director. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, our board of directors may provide for a lesser number of directors or designate a substitute. If our board of directors designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than seven nominees.

Name	Age	Has Been a Director Since
Brian R. Cook	51	1986
Kirkland C. Aly	44	1996
C. Rowland Hanson	49	1999
Paul F. Little	57	1999
Randal R. Potter	34	2000
Frederick T. Hull	63	—
James M. Weber	41	—

    Brian R. Cook has served on our board of directors and as our President and Chief Executive Officer since 1986. Mr. Cook received his B.A. in Business Administration, with a major in accounting, from Western Washington University. He is a Certified Public Accountant.

    Kirkland C. Aly has served on our board of directors since 1996. In 2000, Mr. Aly became a Managing Member of Convergent Technology Capital, LLC and continues as a venture partner with Zilkha Capital Partners, LP, a private equity investment company, which he joined in 1999. Previously, Mr. Aly served as Senior Vice President of Webforia, Inc. in 1998 and 1999. Commencing in 1996, Mr. Aly was Executive Vice President of Softbank Content Services, Inc., and subsequently served as Vice President of Worldwide Sales & Marketing at Software Logistix Corporation following its acquisition of Softbank in 1998. From 1994 to 1996, Mr. Aly was the CEO of Atrieva Corporation. Mr. Aly received his B.A. in Communications from Washington State University.

    C. Rowland Hanson has served on our board of directors since October 1999. Mr. Hanson is founder of C.R.H. & Associates, which provides consulting services in strategic planning. Prior to consulting, Mr. Hanson served as Vice President of Worldwide Marketing at Neutrogena Corporation and Vice President of Corporate Communications at Microsoft. Currently, Mr. Hanson serves on the board of directors of Webforia, Inc. and on the advisory board of several companies. Mr. Hanson holds a B.A. from Loyola University and an M.B.A. from the Wharton School of Business, University of Pennsylvania.

    Paul F. Little has served on our board of directors since 1999. Mr. Little is a portfolio management advisor, and an active private investor. From 1986 to 1999, he was a principal of Toronto-based merchant bank, Gornitzki, Thompson & Little, and President of GTL Securities, Inc., a Canadian

securities dealer. Mr. Little is a chartered accountant and holds an MBA from the University of British Columbia.

    Randal R. Potter has served on our board of directors since 2000. Mr. Potter is President of our direct division and Chief Operating Officer. Prior to becoming COO in September 2000, Mr. Potter was Vice President of Marketing since December 1995. Mr. Potter joined Direct Focus in 1991 as Creative Director and Marketing Manager. Mr. Potter, who received his B.S. in Social Science from Washington State University, has been involved in the direct marketing industry since 1986.

    Frederick T. Hull has been nominated as a new director. Mr. Hull, a veteran of 35 years with the Nestlé/Carnation Company, is the past president of Nestlé Brands Foodservice Company, the foodservice division of Nestlé USA. Mr. Hull, who received his B.S. in Business Administration from the University of Colorado, serves on the Board of Advisors of Cal. Poly Pomona's Hotel and Restaurant School and is a board advisor to Ontro, Inc.

    James M. Weber has been nominated as a new director. Mr. Weber became the President and CEO of Brooks Sports, Inc. in April 2001. Brooks Sports, Inc. designs and markets athletic footwear, apparel and accessories. Prior to that, Mr. Weber served as Managing Director of U.S. Bancorp Piper Jaffray in its Seattle Investment Banking office from May 1999 to April 2001. Commencing in 1996, Mr. Weber was Chairman and Chief Executive Officer of Sims Sports, Inc., a leading action sports company. From 1990 - 1996, Mr. Weber was active in a variety of executive positions for The Coleman Company, Inc., including Vice President of Corporate Development, and President of O'Brien International, Inc. Mr. Weber received his M.B.A. from the Tuck School at Dartmouth College and a B.S. from the University of Minnesota.

Meetings and Committees of the Board of Directors

    During 2000, our board of directors held six (6) meetings and took action pursuant to three (3) unanimous written consents. No director while in office attended fewer than 75% of the board meetings.

    Our board of directors had three committees in 2000: an Audit Committee, a Compensation Committee and a Year 2000 Committee. The Audit Committee had authority to: (1) make recommendations to the board of directors regarding the selection of independent auditors; (2) review the results and scope of audits and other services provided by our independent auditors; and (3) review and evaluate our audit and control functions. In 2000, the Audit Committee met two (2) times. All members attended at least 75% of the Audit Committee Meetings.

    Directors K.C. Aly, Roger J. Sharp and Roland E. Wheeler served on the Compensation Committee. The Compensation Committee is responsible for evaluating the performance and establishing the compensation of our President, Brian R. Cook. With regard to compensation issues regarding other officers and employees, the full board of directors considered and determined these matters. No officer or employee who is a director participated in board deliberations regarding their own compensation. In 2000, the Compensation Committee met one (1) time and all members attended the meeting.

    Director Wheeler and former director C. Reed Brown served on the Year 2000 Committee. The Year 2000 Committee did not meet in 2000 and was disbanded in 2000.

    Our board of directors did not have a nominating committee in 2000. Instead, the full board of directors considered and determined nomination issues.

Director Compensation

    We pay all of our non-employee directors $500 per day plus travel expenses for each board meeting they attend in person, and $150 per day for each board meeting they attend telephonically. On June 26, 2000, our board of directors granted to each non-employee director an option to purchase 5,670 shares of our common stock at an exercise price equal to the market price of our common stock at close of trading on the NASDAQ National Market System on the date of grant ($20.33 per share). Both the shares and price per share are adjusted for the 3 for 2 stock splits in August 2000 and January 2001.

    In addition, on January 22, 2001, our board of directors granted a $25,000 bonus to Directors Aly, Sharp, Wheeler, Hanson and Little. Directors who are Company employees receive no additional or special remuneration for serving as directors.

Board Recommendation

    Our board of directors unanimously recommends a vote FOR each of the nominees named in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock as of March 22, 2001 by: (1) each director and director nominee; (2) each executive officer whose name appears in the summary compensation table; (3) all persons that we know are beneficial owners of more than 5% of our common stock, and (4) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

	Shares Beneficially Owned
Directors, Executive Officers and 5% Stockholders(1)	Number	Percentage(2)
Brian R. Cook(3)	1,319,258	5.6%
Randal R. Potter	229,550	1.0
Rod W. Rice(4)	244,049	1.0
Kirkland C. Aly(5)	2,835	*
C. Rowland Hanson(6)	63,202	*
Paul F. Little(7)	982,635	4.2
Roger J. Sharp(8)	42,168	*
Roland E. Wheeler(9)	652,771	2.8
Frederick T. Hull	—	—
James M. Weber	—	—
All directors and executive officers as a group (9 persons)	3,536,468	15.0%

*
Less than 1%.

(1)
The address of all directors and executive officers is our address: 1400 NE 136th Avenue, Vancouver, Washington 98684.

(2)
All percentages have been calculated assuming that 23,545,322 shares of our common stock are issued and outstanding. In accordance with SEC regulations, each percentage calculation with respect to a stockholder assumes the exercise of all outstanding options that such stockholder holds and that can be exercised within sixty (60) days after the date of this proxy statement.

(3)
Includes 67,500 shares issuable upon the exercise of options and 180,000 shares held in a partnership of which Mr. Cook has sole voting power.

(4)
Includes 45,001 shares issuable upon the exercise of options.

(5)
Includes 2,835 shares issuable upon the exercise of options.

(6)
Includes 60,952 shares issuable upon the exercise of options.

(7)
Includes 10,867 shares issuable upon the exercise of options, and 360,273 shares held by Westover Investments, Inc., of which Mr. Little is the sole stockholder and director. Mr. Little's address is 2707 Carleton Street, SW Calgary, Alberta Canada T2T 3L1.

(8)
Includes 5,197 shares issuable upon the exercise of options, 4,000 shares held by Mr. Sharp's spouse, 200 shares held jointly by Mr. Sharp and Mr. Sharp's children, 450 shares held in trust for the children with Mr. Sharp as co-Trustee, 26,571 shares held jointly with Mr. Sharp's spouse and 1,250 shares held in a limited partnership of which Mr. Sharp is the sole general partner.

(9)
Includes 2,362 shares issuable upon the exercise of options and 39,411 shares held by Mr. Wheeler's daughter.

    All option amounts above reflect the 3 for 2 stock splits paid in August 2000 and January 2001.

EXECUTIVE OFFICERS

    The following table identifies our current executive officers, the positions they hold and the year in which they began serving in their respective capacities. The board of directors elects all officers, who hold office until their respective successors are elected and qualified.

Name	Age	Position(s) with Direct Focus	Position Held Since
Brian R. Cook	51	President and Chief Executive Officer, Director	1986
Randal R. Potter	34	Chief Operating Officer, President—Direct Division	2000
Rod W. Rice	37	Chief Financial Officer, Treasurer and Secretary	1995

    For information on Brian R. Cook's business background, see "Nominees for Director" above.

    For information on Randal R. Potter's business background, see "Nominees for Director" above.

    Rod W. Rice joined Direct Focus in 1994 as Controller and was named Chief Financial Officer, Treasurer and Secretary in 1995. Prior to joining Direct Focus, Inc., Mr. Rice was an auditor with Deloitte & Touche LLP. Mr. Rice received his B.S. in Business Administration, with a major in Accounting and Economics, from Portland State University. He is a Certified Public Accountant.

EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding the compensation we paid to our Chief Executive Officer and other executive officers whose salary and bonus together exceeded $100,000 in fiscal years 2000, 1999 and 1998. These individuals are referred to collectively in this proxy statement as the "Named Executive Officers."

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position						Securities Underlying Options(3)	All Other Compensation(4)
	Year	Salary($)(1)		Bonus($)(2)
Brian R. Cook, President & CEO	2000 1999 1998	$ $ $	295,000 225,000 175,000	$ $ $	295,000 225,000 175,000	— — 67,500	4,437 3,513 —
Randal R. Potter, COO & President—Direct Division	2000 1999 1998	$ $ $	195,000 150,000 105,000	$ $ $	195,000 150,000 105,000	33,750 22,500 45,000	4,437 3,078 —
Rod W. Rice, Chief Financial Officer, Treasurer and Secretary	2000 1999 1998	$ $ $	160,000 120,000 90,000	$ $ $	160,000 120,000 90,000	22,500 22,500 56,250	4,437 3,512 —

(1)
In January 2001, the board of directors approved salary increases for each of the Named Executive Officers. The 2001 salaries for Messrs. Cook, Potter and Rice are $375,000, $305,000 and $210,000, respectively.

(2)
The board of directors has sole discretion in establishing bonus awards. All bonuses awarded in 2000, 1999 and 1998 were in accordance with the performance-based criteria established by the board of directors in February 2000, 1999, and 1998, respectively.

(3)
Options in this schedule reflect the 3 for 2 stock splits paid in August 2000 and January 2001.

(4)
Represents contributions by the Company under the defined contribution plan.

Option Grants

    The following table sets forth information concerning stock option grants to the Named Executive Officers during 2000.

Option Grants in 2000

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees In 2000(2)	Exercise Price($/Sh)(3)	Expiration Date	Grant Date Present Value(4)($)
Brian R. Cook	—	—	N/A	N/A	N/A
Randal R. Potter	33,750	6.3%	$20.33	6/26/2005	$339,075
Rod W. Rice	22,500	4.2%	$20.33	6/26/2005	$226,050

(1)
The options were granted on June 26, 2000. Mr. Potter's and Mr. Rice's options vest in one-fourth increments on each of the first four anniversaries of the grant date.

(2)
During 2000, the board of directors granted options to purchase a total of 357,900 shares of Direct Focus common stock.

(3)
The exercise price per share equaled the closing price of the shares on grant date. The exercise price may be adjusted only upon the occurrence of specific events that would dilute our share capital.

(4)
The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: (a) all options granted will vest as scheduled; (b) no dividend yield; (c) a risk-free interest rate of 5.0%; and (d) an expected volatility of 51%.

    The following table summarizes the number and value of options exercised by the Named Executive Officers during 2000 and the value of options held by such persons as of December 31, 2000.

Aggregated Option Exercises in 2000 and
Year End Option Values(1)

			Number of Securities Underlying Unexercised Options at Year End
					Value of Unexercised In-the-Money Options at Year End ($)(2)
	Shares Acquired on Exercise
		Value Realized($)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian R. Cook	—	$—	180,000	—	$3,840,600	$—
Randal R. Potter	73,125	$825,988	37,500	63,750	$709,067	$572,593
Rod W. Rice	48,751	$460,798	26,250	56,250	$480,467	$625,833

(1)
Options in this schedule reflect the 3 for 2 stock splits paid in August 2000 and January 2001.

(2)
The market value of underlying securities is based on the difference between the closing price of the Company's Common Stock on December 31, 2000 (as reported by Nasdaq National Market) and the exercise price.

(3)
The value realized is calculated based on the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

    Brian R. Cook is employed as our President and Chief Executive Officer pursuant to an employment agreement dated as of January 1, 1998 (the "Cook Agreement"). Mr. Cook's current salary is $375,000 per year, and is subject to increase at the discretion of the board of directors. He is also entitled to reimbursement for reasonable out-of-pocket expenses. The Cook Agreement had an initial term of one year, with automatic renewals for subsequent one-year terms. We may terminate the Cook Agreement by providing Mr. Cook with at least six months' notice of such termination. Upon the receipt of such notice, all unpaid salary that would have been paid to Mr. Cook during the remaining term of his employment would become immediately due and payable.

    Randal R. Potter is employed as our Chief Operating Officer pursuant to an employment agreement dated as of January 1, 1998 (the "Potter Agreement"). Mr. Potter's current salary is $305,000 per year, and is subject to increase at the discretion of the board of directors. He is also entitled to reimbursement for reasonable out-of-pocket expenses. The Potter Agreement had an initial term of one year, with automatic renewals for subsequent one-year terms. We may terminate the Potter Agreement by providing Mr. Potter with at least six months' notice of such termination. Upon the receipt of such notice, all unpaid salary that would have been paid to Mr. Potter during the remaining term of his employment would become immediately due and payable.

    Rod W. Rice is employed as our Chief Financial Officer pursuant to an employment agreement dated as of January 1, 1998 (the "Rice Agreement"). Mr. Rice's current salary is $210,000 per year, and is subject to increase at the discretion of the board of directors. He is also entitled to reimbursement for reasonable out-of-pocket expenses. The Rice Agreement had an initial term of one year, with automatic renewals for subsequent one-year terms. We may terminate the Rice Agreement by providing Mr. Rice with at least six months' notice of such termination. Upon the receipt of such notice, all unpaid salary that would have been paid to Mr. Rice during the remaining term of his employment would become immediately due and payable.

Compensation Committee Interlocks and Insider Participation

    Directors K.C. Aly, Roger J. Sharp and Roland E. Wheeler served on the Compensation Committee in 2000. During 2000, director Brian R. Cook, who is also our President and Chief Executive Officer, participated in board deliberations regarding the compensation of all executive officers other than himself, and director Randal R. Potter, who is President of our Direct Division and Chief Operating Officer, participated in board deliberations regarding the compensation of certain executive officers other than himself.

REPORT ON EXECUTIVE COMPENSATION

    The following report of our board of directors and Compensation Committee describes the compensation policies and rationale with respect to our executive officers during 2000. The information contained in the report shall not be deemed "soliciting material" or "filed with the SEC," and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate such information by reference.

    Our board of directors and Compensation Committee administers our executive compensation program. As part of its mandate, the board is responsible for: (1) determining the most effective overall executive compensation strategy based upon our needs and consistent with stockholder interests; (2) administering our executive compensation program and policies; (3) monitoring our performance and its relationship to executive compensation; and (4) reviewing and making appropriate changes to executive compensation as warranted. The Compensation Committee is responsible for evaluating the performance and establishing the compensation of our President.

  Compensation Philosophy

    The board's executive compensation program is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and long term. Each executive compensation package is comprised of a base salary and an annual incentive bonus tied to corporate performance, and, except for the President and CEO, is supplemented by long-term incentives in the form of stock options. (Historically, as an executive officer's level of responsibility increases, a greater percentage of total compensation is based on performance, and the mix of total compensation shifts toward stock options.) The board of directors believes that this compensation program increases the mutuality of interest between our executive officers and stockholders. Starting in 1999, stock options granted to the Named Executive Officers were reduced as each has a substantial ownership interest in Direct Focus giving them long-term performance incentive. In 2000, the board retained one independent compensation consultant to supply the board and the Compensation Committee with competitive compensation information to facilitate the establishment of executive compensation levels for 2001. The board and Compensation Committee established executive compensation for 2001 within the guidelines of the independent consultants.

  Base Salary

    The board of directors sets base salaries for its executive officers at levels it believes are competitive with the base salaries paid by leading, comparably sized public corporations in the healthy lifestyle products and retail industry. The board of directors approves base salary ranges for our executive officers based on reviews of market data from peer group, industry and national surveys. Within each range, the board of directors establishes a base salary for each executive officer based on individual performance, the executive officer's level of responsibility and the importance of the position to us. In 2000, an independent compensation consultant was retained to advise the board concerning wages for the executive officers.

  Annual Bonus

    In the first quarter of each year, the board of directors establishes target corporate performance goals based on actual earnings per share and other significant factors, such as cash management, strategic business development and personnel management. At the end of each year, the board of directors evaluates corporate performance in light of these goals. If we meet or surpass the pre-established performance goals, the board of directors generally will award a bonus to each executive officer equal to 100.0% of his base salary. However, the board of directors has absolute discretion in awarding annual bonuses and may award greater or lesser annual bonuses to one or more executive officers, whether or not we achieve our performance goals. In 2000, we surpassed our performance goals and each of our executive officers were awarded a 100.0% annual bonus.

  Stock Options

    Our board of directors views stock options as the key long-term element in its performance-based executive compensation program. Our board of directors grants stock options to our executive officers based on the board's estimation of each executive officer's contribution to our long-term growth and profitability. Generally, each stock option granted to an executive officer has an exercise price equal to the market price on the grant date and vests in one-fourth increments over a four-year period. Since 1999, stock options have not been granted to the President and CEO as he has a substantial ownership interest in Direct Focus giving him long-term performance incentive. See "Option Grants in Last Fiscal Year" for a summary of options granted to our executive officers during 2000.

  Other Benefits

    We also have various broad-based employee benefit plans. Executive officers participate in these plans on substantially the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan which allows employees to invest in an array of funds on a pre-tax basis and which provides for employer matching contributions of up to three percent of eligible compensation. We also maintain insurance and other benefits for our employees.

  Deductibility of Compensation

    Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that we can deduct for compensation paid to any of our most highly paid officers in any year. We generally do not expect any of our employee's salary and bonus levels to exceed that limit. However, depending on individual and corporate performance, total compensation for certain executives may be greater than $1,000,000. The limit on deductibility, however, does not apply to performance-based compensation that meets certain requirements. Our current policy is generally to grant stock options that meet those requirements so that we may duly deduct option compensation recognized by an optionee.

2000 Compensation of Chief Executive Officer

    Except as otherwise described herein, the Compensation Committee generally follows the compensation philosophy adopted by the board of directors. The Compensation Committee established Mr. Cook's 2000 base salary of $295,000 in the same manner as described in "Base Salaries" above with respect to all executive officers. Mr. Cook earned a $295,000 annual bonus based on corporate and individual performance as described in "Annual Bonus" above, and as evaluated by the Compensation Committee. No stock options were granted to Mr. Cook during 2000 for the reasons explained in "Stock Options" above.

Submitted by

The Board of Directors:	The Compensation Committee:
Kirkland C. Aly	Kirkland C. Aly
Brian R. Cook	Roger J. Sharp
C. Rowland Hanson	Roland E. Wheeler
Paul F. Little
Randal R. Potter
Roger J. Sharp
Roland E. Wheeler

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS*

    The Audit Committee of the Board of Directors of the Company ("Audit Committee") is comprised of three non-employee, independent directors: Kirkland C. Aly, Paul F. Little, and Roger J. Sharp. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with accounting standards generally accepted in the United States of America and to issue a report thereon. The Committee is responsible for the oversight of the Company's internal accounting and financial reporting process and the review of the audited financial statements of the Company, together with a discussion of pertinent matters with the management of the Company and the Company's independent auditors.

    The Audit Committee acts under a written charter adopted and approved by our Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are "independent," as such term is defined under applicable National Association of Securities Dealers listing standards. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and Deloitte & Touche LLP, the Company's independent auditors. In addition the Audit Committee has discussed and reviewed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and, with and without management present, discussed and reviewed the results of the independent auditors' audit of the financial statements. Additionally, the Audit Committee has received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," as may be modified or supplemented, and has discussed with Deloitte & Touche LLP the auditor's independence.

    Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Respectfully Submitted,
Kirkland C. Aly Paul F. Little Roger J. Sharp

*
The Report of the Audit Committee shall not be deemed to be "soliciting material" or to be incorporated by reference by any general statement incorporating this Proxy Statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together the "Acts"), except to the extent the Company specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

Performance Graph

2000

    Set forth below is a line graph and table comparing the cumulative total stockholder return of our common stock with the cumulative total return of the NASDAQ Index and the Russell 2000 Index of small cap stocks for the period commencing on May 5, 1999 (the date of our initial U.S. public offering) and ending on December 31, 2000. The graph assumes that $100 was invested in our common stock at the initial United States public offering price and each index on May 5, 1999. The comparisons in this table are set forth in response to Securities and Exchange Commission (SEC) disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

	5/5/99	6/30/99	9/30/99	12/31/99	3/31/00	6/30/00	9/30/00	12/31/00
DFXI	100	101.83	92.07	135.37	135.67	239.02	219.05	245.58
NASDAQ	100	108.09	110.50	163.75	184.01	159.59	147.79	99.41
Russell 2000	100	105.80	98.78	116.68	124.62	119.57	120.52	111.78

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We acquired the rights to our Bowflex technology from Tessema D. Shifferaw, the inventor of the technology and an original stockholder, pursuant to an agreement that provides for royalty payments to Mr. Shifferaw equal to 3.0% of the net sales of our Bowflex products. Our typical royalty fees with independent third parties range between 3.0% and 5.0% of net product sales. We paid approximately $2.9 million to Mr. Shifferaw in 2000. In 1992, before the Company's common stock was publicly traded, Mr. Shifferaw negotiated a separate royalty-based agreement with Brian R. Cook and Roland E. Wheeler to induce them to continue their employment with us. Under this agreement, Mr. Shifferaw is obligated to pay Messrs. Cook and Wheeler 40.0% (20.0% each) of annual royalties in excess of $90,000. For 2000, Messrs. Cook and Wheeler each received $939,572 from Mr. Shifferaw under this arrangement.

    In late 2000, we signed an Agreement with U.S. Bancorp Piper Jaffray ("Piper Jaffray") and engaged them to provide investment banking services. Mr. James Weber, a nominee for director, served as managing director of investment banking services in the Seattle office of Piper Jaffray until April 2001. Piper Jaffray also provides analyst coverage on our stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from executive officers and directors, we believe that, except as described below, all Section 16(a) filing requirements during 2000 were met. Director Kirkland C. Aly was late in filing two Form 4's, each of which disclosed one sales transaction of Direct Focus, Inc. common stock.

STOCKHOLDER PROPOSALS

    To be considered for inclusion in our 2002 proxy statement, we must receive all stockholder proposals intended to be presented at our 2002 annual meeting of stockholders at our principal executive office no later than December 11, 2001. Our amended and restated bylaws require stockholders to deliver proposals they intend to present at our 2002 annual meeting to our principal executive office no later than sixty calendar days, and no earlier than 90 calendar days, prior to the first anniversary of our 2001 annual meeting. Such proposals would need to be submitted no later than April 5, 2002 to be considered timely.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We employed Deloitte & Touche LLP as our independent accountants during 2000. There have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. Each representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and each representative will be available to respond to appropriate stockholder questions.

  AUDIT FEES

    The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual

Report on Form 10-K for 2000, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during 2000 totalled $93,000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to the Company by Deloitte & Touche LLP for professional services in Fiscal Year 2000.

  ALL OTHER FEES

    The other fees billed to the Company by Deloitte & Touche LLP during 2000, in addition to those described above primarily related to services provided with regard to the Company's income tax returns and retirement plan audits, and such fees totalled $70,083.

    The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company's principal accountant.

TRANSACTION OF OTHER BUSINESS

    As of the date of this proxy statement, the board of directors is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

    Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

                      By the Order of the Board of Directors:

                      /s/ Rod W. Rice
                      ______________________________________
                      Rod W. Rice
                      Chief Financial Officer,
                      Treasurer and Secretary
                      Dated: April 13, 2001.

APPENDIX 1

DIRECT FOCUS, INC.
AUDIT COMMITTEE CHARTER

Purpose of the Audit Committee

    The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors of Direct Focus, Inc. (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overseeing (a) the financial reports and other financial information the Company provides to any governmental or regulatory body, the public or other users thereof, (b) the Company's systems of internal accounting and financial controls and (c) the annual independent audit of the Company's financial statements

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

    The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

    The Committee shall review the adequacy of this Charter on an annual basis.

Membership on the Audit Committee

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers.

    Accordingly, all Committee members will be directors:

  1.
  Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  2.
  Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

    In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

    The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  1.
  The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

  2.
  As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q. The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

  3.
  The Committee shall:

  •
  request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

  •
  discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

  •
  recommend that the Board take appropriate action to oversee the independence of the outside auditor.

  4.
  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

DIRECT FOCUS, INC.

Proxy for Annual Meeting of Stockholders to be Held June 4, 2001

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 13, 2001, and names, constitutes and appoints Brian R. Cook and Rod W. Rice, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Stockholders of Direct Focus, Inc., to be held at 10:00 a.m. PDT on June 4, 2001, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on April 6, 2001, with all the powers that the undersigned would possess if personally present.

1.	PROPOSAL 1: Election of Directors
	/ /	FOR all nominees named below (except as marked otherwise below)
	/ /	WITHHOLD AUTHORITY for all nominees named below
(Instructions: To withhold authority to vote for any individual nominee, strike a line through nominee's name)
Kirkland C. Aly	Frederick T. Hull	James M. Weber
Brian R. Cook	Paul F. Little
C. Rowland Hanson	Randal R. Potter
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.
2.
Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in our best interests of Direct Focus, Inc. Management is not presently aware of any such matters to be presented for action at the annual meeting.

    Our Board of Directors is soliciting this proxy. If no specific direction is given as to the above item, this proxy will be voted for the nominees named in Proposal  1.

    Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Dated
Stockholder (print name)
Stockholder (sign name)
Address
City, State, Zip or Postal Code
I DO / / DO NOT / / PLAN TO ATTEND THE MEETING.

The stockholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to our Secretary at our corporate offices at 1400 N.E. 136th Avenue, Vancouver, Washington 98684, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the stockholder signed above appears at the Annual Meeting and elects in writing to vote in person.

QuickLinks

ELECTION OF DIRECTORS (Proposal 1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
TRANSACTION OF OTHER BUSINESS
APPENDIX 1 DIRECT FOCUS, INC. AUDIT COMMITTEE CHARTER
DIRECT FOCUS, INC. Proxy for Annual Meeting of Stockholders to be Held June 4, 2001